SECOND AGREEMENT OF AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
(Acquisition)

This Second Agreement of Amendment to Loan and Security Agreement (“Amendment”) is effective June 30, 2017 by and among GERBER FINANCE INC., having an office at 488 Madison Avenue, New York, NY 10022 (“Lender”), EDGEBUILDER, INC., GLENBROOK BUILDING SUPPLY, INC., ATRM HOLDINGS, INC., and KBS BUILDERS, INC., having an address at 5215 Gershwin Ave. N., Oakdale, Minnesota 55128 (“Credit Parties”).

RECITALS

A.    EdgeBuilder, Inc. and Glenbrook Building Supply, Inc. (“Borrowers”) have executed and delivered to Lender a certain Promissory Note dated October 4, 2016, the original maximum principal sum of $3,000,000.00, (the “Note”) payable to the order of Lender.

B.    In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrowers to Lender, Lender and Borrowers have executed, among other things, a Loan and Security Agreement dated as of October 4, 2016, as amended by Agreement of Amendment to Loan and Security Agreement dated as of November 30, 2016 (the “Loan Agreement”).

C.    By having executed the Loan Agreement as a Corporate Credit Party, ATRM Holdings, Inc., and KBS Builders, Inc., (“Guarantors”) have unconditionally guaranteed all obligations of Borrowers to Lender.

D.    For purposes of convenience, the Note, Loan Agreement, and related collateral agreements, certificates and instruments are collectively referred to as the “Credit Documents”.

E.    Borrowers intend to repay in full all of their obligations under and in respect of a separate Loan and Security Agreement, dated as of October 4, 2016, as amended, by and among Borrowers, Guarantors and Lender relating to a Line of Credit defined in a Payoff Letter dated as of the date hereof, the funds for such payment to be provided by Premier Bank.

F.    ATRM Holdings, Inc. (“ATRM”) intends to provide a guaranty to Premier Bank of Borrowers’ obligations (the “ATRM Guaranty”), subject to the terms of a Subordination Agreement, dated as of the date hereof, by and among Borrowers, ATRM, Premier Bank and Lender (the “Premier Subordination Agreement”).

G.    Borrowers intend to enter into, and have provided Lender with an executed copy of, an amendment to the Asset Purchase Agreement, dated as of October 4, 2016, by and among Borrowers, ATRM, EdgeBuilder Wall Panels, Inc. and Glenbrook Lumber & Supply, Inc., to replace

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Borrowers’ obligations to pay certain deferred and earn-out payments thereunder with set monthly payments totaling to $1.8 million (the “EBGL Amendment”).

H.    Lender and Credit Parties wish to clarify their rights and duties to one another as set forth in the Credit Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.    Lender and Credit Parties reaffirm, consent and agree to all of the terms and conditions of the Credit Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Credit Documents are hereby expressly modified by this Amendment.

2.    In the case of any ambiguity or inconsistency between the Credit Documents and this Amendment, the language and interpretation of this Amendment is to be deemed binding and paramount.

3.    The Credit Documents (and any exhibits thereto) are hereby amended as follows:

A.     As to the Loan Agreement:

(i)	Section 1.1. is hereby amended to read as follows with
respect to the following definitions:

“Reserves” means reserves established by Lender from time to time in its good faith credit judgment, including to protect Lender’s interest in the Collateral, to protect Lender against possible non-payment of Accounts for any reason by Account Debtors, to protect against the diminution in value of any Collateral, to protect Lender against the possible non-payment of any Obligations, to protect Lender for any unpaid taxes (including but not limited to up to $300,000 in such incremental amounts as Lender may determine for an unpaid sales and use tax liability), to protect Lender in respect of any state of facts that could constitute a Default or Event of Default and to protect Lender for any Letter of Credit Obligations.”

“Restricted Payment” means: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any Credit Party’s Stock; (ii) any payment or distribution made in respect of any Subordinated Debt of any Credit Party in violation of

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any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of any Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly, other than payment of Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practice as disclosed to Lender in writing; or (iv) any payment, loan, contribution, or other transfer of funds or other property by any of the Borrowers to or for the benefit of any Guarantor, any Stockholder, any Affiliate of any Credit Party, or to any other Person, or for any expenses, fees or other obligations thereof, which is not expressly and specifically permitted in this Agreement; provided, that none of the following shall constitute a Restricted Payment: (x) any payment to Lender, (y) any payment, loan, contribution or transfer of funds or other property from ATRM Holdings, Inc. to Borrowers, so long as it is governed by and subject to a Subordination Agreement executed by ATRM Holdings, Inc. effective June 29, 2017, as may be amended in writing by the parties, and (z) any payment or transfer of funds from Borrowers to EdgeBuilder Wall Panels, Inc. and/or Glenbrook Lumber & Supply, Inc. in accordance with the terms of the Asset Purchase Agreement, dated as of October 4, 2016, and amended as of June 29, 2017.”

“Subordinated Lender” means collectively, any Person who enters into a Subordination Agreement with Lender with respect to amounts owed by any Credit Party to such Subordinated Lender, including but not limited to ATRM Holdings, Inc. and Premier Bank.”

(ii)     Section 8.1(e) is hereby amended to read as follows:

“(e)    together with each request for a Loan (but in no event later than the third day of each month) and at such intervals as Lender may request a Borrowing Base Certificate as of the last day of the immediately preceding Fiscal Month, or more current date if available, detailing (i) the calculation of the Borrowing Base, (ii) ineligible Accounts and Inventory for adjustment to the Borrowing Base, and (iii) a report on any sales or use tax liabilities due from Borrowers together with a copy of Borrowers’ sales tax ledger, all certified as true and correct by the President or Chief Financial Officer of Borrowers;”

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(iii)    Section 8.2 is hereby amended as follows:

“8.2    Financial Covenants. No Credit Party shall breach any of the financial covenants set forth in Schedule III without Lender’s prior written consent from the Closing Date until the Termination Date.”

(iv)    Schedule III (Financial Covenants), Covenants 2 and 3 are hereby amended as follows:

“2.    Distributions. No distributions, transfers, payments, advances, or contributions of cash or property shall be made or effected which would constitute a Restricted Payment.

3.    Earn out. This covenant is hereby deleted and the Subordination Agreement executed by EdgeBuilder Wall Panels, Inc. and Glenbrook Lumber & Supply, Inc. is hereby terminated.”

4.    Borrowers and Credit Parties have failed to provide year-end financial statements of ATRM Holdings, Inc. for the period ending December 31, 2016 as required by the Credit Documents. Lender agrees to waive these Events of Default through July 31, 2017 and pay Lender a fee of $5,000 in consideration for such waiver; such fee being payable upon execution of this Amendment. Borrowers and Credit Parties hereby consent and agree to the terms of this waiver and that no waiver, forbearance, delay or inaction by Lender in the exercise of its rights and remedies, and no continuing performance under the Credit Documents (a) constitutes a modification or an alteration of any of the other terms, conditions or covenants thereof, all of which remain in full force and effect; or (b) constitutes a waiver, release or limitation upon Lender's exercise of any of its other rights and remedies thereunder, all of which are hereby expressly reserved; or (c) relieves or releases Credit Parties from any of their respective duties, obligations, covenants or agreements under the Credit Documents.

5.    Lender hereby consents to the extension of credit by Premier Bank and ATRM Guaranty (each subject to the terms of the Premier Subordination Agreement) and to the EBGL Amendment, and the transactions contemplated thereby.

6.    Capitalized terms used in this Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Credit Documents.

7.    The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Amendment.

8.    This Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Amendment is not assignable by Credit Parties without the prior written consent of Lender.

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9.    To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Amendment invalid or unenforceable. This Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

10.    This Amendment may only be changed or amended by a written agreement signed by all of the parties hereto. By the execution of this Amendment, Lender is not to be deemed to consent to any future renewal or extension of the Loans. This Amendment is deemed to be part of and integrated into the Credit Documents.

11.    THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

12.    The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transactions and matters covered by this Amendment.

13.    Borrowers agree to pay all attorneys' fees and other costs incurred by Lender or otherwise payable in connection with this Amendment (in addition to those otherwise payable pursuant to the Credit Documents), which fees and costs are to be paid as of the date hereof.

14.    This Amendment may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

15.    THE BORROWERS, FOR THEMSELVES, THEIR SUBSIDIARIES (IF ANY) AND THE CREDIT PARTIES AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS AMENDMENT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have signed this Amendment.

EDGEBUILDER, INC.

By:__/s/ Daniel M. Koch________________
Daniel M. Koch
President

GLENBROOK BUILDING SUPPLY, INC.

By:__/s/ Daniel M. Koch________________
Daniel M. Koch
President

KBS BUILDERS, INC.

By:__/s/ Daniel M. Koch________________
Daniel M. Koch
President

ATRM HOLDINGS, INC.

By:__/s/ Daniel M. Koch________________
Daniel M. Koch
President

[Signature Page to Second Agreement of Amendment to Loan and Security Agreement
(Acquisition) – continued on following page]

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(signatures continued from previous page)
GERBER FINANCE INC.
By:/s/ Jennifer Palmer___________________
    Jennifer Palmer
    President

[Signature Page to Second Agreement of Amendment to Loan and Security Agreement
(Acquisition)]

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